Exhibit 10.22

EARLE M. JORGENSEN COMPANY

AUDIT COMMITTEE CHARTER

A.                                    Purpose

The Audit Committee (the “Committee”) shall provide assistance to the members of the Board of Directors (the “Board of Directors” or the “Board”) of Earle M. Jorgensen Company (the “Company”) in fulfilling their oversight functions. In so doing, it shall be the goal of the Committee to maintain free and open means of communication between the members of the Board, the Company’s internal auditors, the Company’s independent public accountants who audit the Company’s financial statements (the “Auditors”), and the Company’s financial management.

The functions of the Committee are enumerated in section C of this Charter.

While the Committee has the functions set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles.  The responsibility to plan and conduct audits is that of the Auditors.  The Company’s management has the responsibility to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles.  It is also not the duty of the Committee to assure the Company’s compliance with laws and regulations.  The primary responsibility for these matters rests with the Company’s management.

In its oversight capacity, the Committee is neither intended nor equipped to guarantee with certainty to the full Board and stockholders the accuracy and quality of the Company’s financial statements and accounting practices.  The Committee can do no more than rely upon information it receives, questions and assesses in fulfilling its functions.

B.                                    Composition

The Committee shall have at least three (3) members.  The Committee shall be composed solely of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board, may interfere with their exercise of independent judgment as a Committee member.  Committee members and the Committee Chairman shall be designated by the full Board of Directors upon the recommendation of the Chairman of the Board.

All members of the Committee must be financially literate and at least one member must satisfy the requirements of a “financial expert” under the Sarbanes-Oxley Act, in each case in the judgment of the Board.

Other directors may attend and participate as nonvoting members at any meeting of the Committee, subject to exclusion at the request of the Chairman if matters sensitive to conflicts of interest or independence are to be discussed.

C.                                    Functions

The Committee’s oversight functions may be divided into the following general categories:  (1) assessing internal controls system established by management, (2) overseeing financial reporting and (3) evaluating independent audit processes. The Committee shall:

1.                                      Internal Controls Processes

a.                                       Assist the Board of Directors of the Company in fulfilling its oversight functions with respect to the quality, integrity and annual independent audit of the Company’s annual financial statements.

b.                                      Review periodically the Company’s procedures for assuring compliance with laws and regulations throughout the Company.

c.                                       Review this Charter at least annually or as conditions dictate.

d.                                      Perform such other functions as assigned by law, the Company’s certificate of incorporation or bylaws, or the Board of Directors.

e.                                       Review periodically with management the status of pending litigation, taxation matters and other areas of oversight of compliance with applicable laws and regulations as may be appropriate.

f.                                         Review periodically policies and procedures covering officers’ expense accounts, perquisites and the use of corporate assets and discuss the results of such review with the Auditors.

g.                                      The Committee shall have the authority to investigate any matter brought to its attention and to retain outside counsel for this purpose if it believes it to be appropriate.

h.                                      Review with the Auditors and the internal auditors the adequacy of the Company’s system of internal controls and disclosure controls and procedures, including computerized information system controls and security, and any related significant findings and recommendations of the Auditors and the internal auditors, together with management’s responses thereto.

i.                                          Approve and periodically review the Company’s compliance with its Code of Ethics for Senior Financial Officers and Chief Executive Officer and monitor compliance with the Code of Ethics.

j.                                          Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

2.                                      Reporting Process

a.                                       Review with management and the Auditors the Company’s annual financial statements to be included in the Company’s Annual Report on Form 10-K prior to filing with the Securities and Exchange Commission (“SEC”).

b.                                      Review with management and the Auditors the Company’s interim financial statements to be included in the Company’s Quarterly Reports on Form 10-Q prior to filing with the SEC. The Chairman of the Committee may represent the entire Committee for the purposes of this review.

c.                                       Review the earnings releases with management and the Auditors prior to release.  The Chairman of the Committee may represent the entire Committee for purposes of this review.

d.                                      Discuss with the Auditors their judgments about the quality, not just the acceptability, of the Company’s accounting principles and financial disclosure practices used or proposed and the appropriateness of significant management judgments.

e.                                       Discuss with management and the Auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

f.                                         Review periodically with management and approve transactions involving management and/or members of the Board, which would require disclosure under SEC rules.

g.                                      Report periodically on Committee activities to the full Board and based upon discussions with, and reliance upon, management and the Auditors, issue annual summary report (including appropriate oversight conclusions) suitable for submission to the Company’s shareholders.  In addition, the Committee will provide any other audit committee-related disclosure, in filings with the Securities and Exchange Commission (“SEC”) or otherwise required by applicable securities laws, rules and regulations or by the rules of any securities exchange or market on which securities of the Company are listed or quoted.

3.                                      Relationship with Independent Auditors and Internal and Independent Audit Process

a.                                       The Auditors are ultimately accountable to the Board and the Committee, as representatives of the Company’s stockholders, but shall report directly to the Committee.  The Committee shall be directly responsible for the appointment, replacement or termination, compensation and oversight of the work of the Auditors (including resolution of disagreements between management of the Company and the Auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. All auditing services and non-audit services provided to the Company by the Auditors shall be preapproved by the Committee in accordance with such rules or limitations the Committee adopts.  The Committee may delegate, subject to any rules or limitations it may deem appropriate, to one or more designated members of the Committee the authority to grant such preapprovals; provided, however, that the decisions of any member to whom authority is so delegated to preapprove an activity shall be presented to the full Committee at its next scheduled meeting.  The Committee has delegated to the Committee Chairman the authority to preapprove accounting/auditing/tax services involving fees less than $50,000.

b.                                      The Committee shall review and discuss with the Auditors all significant relationships the Auditors have with the company to determine the Auditors’ independence and effectiveness, and obtain and review a report from the Auditors concerning the Auditors’ internal quality control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.  The Committee shall obtain a formal written statement from the Auditors not less than annually delineating all relationships between the Company and the Auditors and confirming their independence, and actively engage in dialogue regarding disclosed relationships or services, which may impact the objectivity and independence between the Auditors and the Company.  The Committee shall also take appropriate action to ensure the independence of the Auditors.  In considering the independence of the Auditors, the Committee will review the nature of the services provided by the Auditor’s firm and the fees charged, and such other matters as the Committee deems appropriate.

c.                                       Review with the Auditors and management the audit plan of the Auditors for the current year and the following year.  Review the experience and qualifications of the senior members of the Auditor’s team.

d.                                      Review with the Auditors and financial and accounting personnel the adequacy and effectiveness of the accounting, financial and computerized information systems controls of the Company.

e.                                       Review the performance of the Auditors and discharge the Auditors when circumstances warrant.

f.                                         Discuss with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

g.                                      Review any significant disagreements between management and the Auditors in connection with the preparation of the Company’s financial statements.

h.                                      Review with the Auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

i.                                          Arrange for the Auditors to be available to the full Board of Directors at least annually to help provide a basis for the Board’s approval of the Auditor’s appointment and provide an open avenue of communication among the Auditors, management and the Board of Directors.

j.                                          Review and approve or reject the hiring of employees or former employees of the Auditors who participated in any capacity in audit engagement team for the Company.

k.                                       Obtain and review a report from the Auditors at least annually as to (a) all critical accounting policies to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the Auditors, and (c) other material written communications between the Auditors and management of the Company, including management letters and schedules of unadjusted differences.

D.                                    Meetings

The Committee shall meet at least four (4) times per year, once to review the audit plan of the internal auditors, once to review the audit plan of the Auditors, once to review the Company’s annual audited financial statements prior to their issuance, and once to review the post-audit findings of the Auditors and the internal auditors.  The Committee shall meet more frequently as circumstances require and shall hold special meetings as may be called by the Chairman of the Committee or at the request of the Auditors, the internal auditors or management. Members of senior management, the Auditors, the internal auditors or others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary.  The Committee shall meet with the Auditors, the internal auditors and management in separate executive sessions as needed to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.  Meetings may be by telephone.

The Chairman of the Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting.  Matters to be covered at meetings will be as provided in the Audit Committee Meeting Planner attached hereto as Schedule 1.  The Chairman will also cause minutes of each meeting to be prepared and circulated to the Committee Members.

E.                                      Communication with the Board of Directors

The Committee shall, after each meeting, report its activities, findings and conclusions to the full Board of Directors.

March, 2003